UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2008

CULLEN/FROST BANKERS, INC.
(Exact name of issuer as specified in its charter)

Texas	0-7275	74-1751768
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Houston Street, San Antonio, Texas	78205
(Address of principal executive offices)	(Zip Code)

(210) 220-4011
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 23, 2008, Cullen/Frost Bankers, Inc. (the "Corporation") issued a press release announcing that Mr. David J. Haemisegger was elected to the Corporation's Board of Directors. The election of Mr. Haemisegger to the Corporation's Board of Directors was effective as of October 23, 2008.

Mr. Haemisegger will stand for re-election at the 2009 annual shareholders meeting. Mr. Haemisegger has not been named to any committees of the Board of Directors.

Mr. Haemisegger is a borrower under a previously existing line of credit with The Frost National Bank, a wholly-owned subsidiary of the Corporation. The line of credit was entered into in the ordinary course of business, was made on substantially the same terms as those prevailing at the time for comparable transactions with other persons, and does not involve more than the normal risk of collectability or present other unfavorable features.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CULLEN/FROST BANKERS, INC.

By:	/s/ Phillip D. Green

Phillip D. Green
Group Executive Vice President
and Chief Financial Officer

Dated:	October 29, 2008